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                                                                   EXHIBIT 4.3.3

               THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


                  THIS THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "3RD Amendment") dated August 18, 1999, by and among Allied Riser Communications Corporation f/k/a Allied Riser Communications Holdings, Inc., a Delaware corporation (the "Company"), EGI-ARC Investors, L.L.C., a Delaware limited liability company ("EGI"), Telecom Partners II, L.P., a Delaware limited partnership ("TP"), Crescendo World Fund, LLC, a Delaware limited liability company ("Crescendo WF"), Eagle Ventures WF, LLC, a Minnesota limited liability company ("Eagle"), Crescendo III, L.P., a Delaware limited partnership ("Crescendo III"), Lawrence Equity Group, LLC, a California limited liability company ("Lawrence"), Norwest Venture Partners VII, L.P., a Minnesota limited partnership ("Norwest"), ANDA Partnership, an Illinois general partnership ("ANDA" and together with EGI, TP, Crescendo WF, Eagle, Crescendo III, Lawrence and Norwest, the "Previous Investors") and the parties listed on
Schedule 1 attached hereto (the "New Investors"). Collectively, the Previous Investors and the New Investors are referred to herein as the "Investors."

                  WHEREAS, the Previous Investors are parties to a Registration Rights Agreement dated as of November 23, 1998, as amended (the "Registration Rights Agreement");

                  WHEREAS, the Company and each of the New Investors are entering into Series B Preferred Stock and Common Stock Investment Agreement dated as of August 18, 1999 (each an "Investment Agreement");

                  WHEREAS, in order to induce each of the New Investors to enter into an Investment Agreement, the Company and the Previous Investors have agreed to enter into this 3rd Amendment to the Registration Rights Agreement; and

                  WHEREAS, under Section 9(e) of the Registration Rights Agreement, the Registration Rights Agreement may be amended only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities, as that term is defined in the Registration Rights Agreement.

                  NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:


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                  1.       Definitions. All capitalized terms not otherwise
defined herein shall have the meanings given to them in the Registration Rights Agreement.

                  2.       Amendments.

                           (a)      The definition of "Investors" set forth in
the preamble of the Registration Rights Agreement is hereby amended to include the New Investors.

                           (b)      The definition of "Investment Agreements"
set forth in the preamble of the Registration Rights Agreement is hereby amended to include each of the Investment Agreements entered into by the New Investors.

                           (c)      An additional definition shall be added to
Section 8 of the Registration Rights Agreement and it shall read in its entirety as follows: "Warrant Agreement" shall mean a Warrant Agreement entered into between the Company and a New Investor (as defined in the Third Amendment to Registration Rights Agreement) on or before August 31, 1999 pursuant to which each New Investor acquired warrants for Common Stock."

                           (d)      An additional definition shall be added to
Section 8 of the Registration Rights Agreement and it shall read in its entirety as follows: "Warrant Acquisition Agreement" shall mean a Warrant Acquisition Agreement entered into between the Company and a New Investor (as defined in the Third Amendment to Registration Rights Agreement) on or before August 31, 1999 pursuant to which each New Investor acquired warrants for Common Stock."

                           (e)      The definition of "Registrable Securities"
shall include (i) any Common Stock issued pursuant to the Investment Agreements, (ii) any shares of Common Stock issued upon the conversion of any Series B Preferred Stock acquired pursuant to an Investment Agreement or any shares of Common Stock acquired upon exercises of warrants acquired pursuant to a Warrant Agreement and a Warrant Acquisition Agreement and (iii) any other shares of Common Stock held by Persons holding securities described in clause
(i) to (ii), above. Except as supplemented herein, the definition of Registrable Securities in the Registration Rights Agreement remains unchanged.

                  3. Additional Investors. Upon the effectiveness of this Third Amendment to the Registration Rights Agreement, each New Investor agrees to be bound by all of the terms and conditions of the Registration Rights Agreement, as

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amended, applicable to Investors, as that term is defined in the Registration
Rights Agreement. For purposes of the Registration Rights agreement, the "Closing" of the Investment Agreements entered into by the New Investors shall be deemed to be November 23, 1998.

                  4. Notices. The addresses for notices set forth in the Registration Rights Agreement, as amended, shall remain unchanged for the Previous Investors. Notices to be sent to the New Investors shall be sent to the addresses set forth opposite their names on Schedule 1 attached hereto:

                  5. Effect of Amendment. Except as amended as set forth above, the Registration Rights Agreement, as amended, shall continue in full force and effect.

                  6. Counterparts. This 3rd Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7. Governing Law. This 3rd Amendment shall be governed by the laws of the state of Delaware (other than its rules of conflict of law to the extent that the application of the laws of another jurisdiction would be required thereby).

                            [SIGNATURE PAGES FOLLOW]


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                  IN WITNESS WHEREOF, the undersigned parties have executed
this Third Amendment to Registration Rights Agreement as of the date set forth above.

                                    ALLIED RISER COMMUNICATIONS
                                    CORPORATION

                                    By: /s/ DAVID H. CRAWFORD
                                       ---------------------------------
                                    Name:  David H. Crawford
                                    Title:  Chief Executive Officer


                                    EGI-ARC INVESTORS, L.L.C.

                                    By:  GAMI Investment, Inc.
                                    Its:  Managing Member

                                    By: /s/ DON LIEBENTRITT
                                       ---------------------------------
                                    Name:  Don Liebentritt
                                    Title:  Vice President


                                    TELECOM PARTNERS II, L.P.

                                    By:  Telecom Management II, L.L.C.,
                                    Its:  General Partner

                                    By: /s/ STEPHEN W. SCHOVEE
                                       ---------------------------------
                                    Name:  Stephen W. Schovee
                                    Title:  Managing Member


                                    CRESCENDO WORLD FUND, LLC

                                    By:  Crescendo Ventures World Fund, LLC
                                    Its:  Managing Member

                                    By: /s/ JEFFREY R. TOLLEFSON
                                       ---------------------------------
                                    Name:  Jeffrey R. Tollefson
                                    Title:  Partner


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                                    EAGLE VENTURES WF, LLC

                                    By: /s/ JEFFREY R. TOLLEFSON
                                       ---------------------------------
                                    Name:  Jeffrey R. Tollefson
                                    Title:  Vice President


                                    CRESCENDO III, L.P.

                                    By:  Crescendo Ventures III, LLC
                                    Its:  General Partner

                                    By: /s/ JEFFREY R. TOLLEFSON
                                       ---------------------------------
                                    Name:  Jeffrey R. Tollefson
                                    Title:  General Partner


                                    LAWRENCE EQUITY GROUP, LLC

                                    By: /s/ JOSEPH A. SPERSKE
                                       ---------------------------------
                                    Name:  Joseph A. Sperske
                                    Title:  President and Managing Member


                                    NORWEST VENTURE PARTNERS VII L.P.

                                    By:  ITASCA VC PARTNERS VII, L.L.P.
                                    Its:  General Partner

                                    By: /s/ BLAIR P. WHITAKER
                                       ---------------------------------
                                    Name:  Blair P. Whitaker
                                    Title:  General Partner


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                                    ANDA PARTNERSHIP, an Illinois
                                    General Partnership

                                    By:  Ann Only Trust, an Illinois Trust

                                    By: /s/ MARK SLEZAK
                                       ---------------------------------
                                    Name:  Mark Slezak
                                    Title:  Co-Trustee

                                    By: Ann and Descendants Trust,
                                        and Illinois Trust

                                    By: /s/ MARK SLEZAK
                                       ---------------------------------
                                    Name:  Mark Slezak
                                    Title:  Co-Trustee


                                    EOP OPERATING LIMITED PARTNERSHIP

                                    By:     Equity Office Properties Trust
                                    Its:    Managing General Partner

                                    By: /s/ ROSS SATTERWHITE
                                       ---------------------------------
                                    Name:  Ross Satterwhite
                                    Title:   Vice President

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                                    CORNERSTONE PROPERTIES LIMITED PARTNER-
                                    SHIP

                                    By:     Cornerstone Properties Inc.
                                    Its:    General Partner

                                    By: /s/ H. LEE VAN BOVEN
                                       ---------------------------------
                                    Name:  H. Lee Van Boven
                                    Title:  Chief Operating Officer


                                    HINES ARC INVESTORS LIMITED PARTNERSHIP

                                    By:     Hines Interests Limited Partnership
                                    Its:    General Partner

                                    By:     Hines Holdings, Inc.
                                    Its:    General Partner

                                    By: /s/ JEFFREY C. HINES
                                       ---------------------------------
                                    Name:   Jeffrey C. Hines
                                    Title:  President


                                    DWS CAPITAL LLC

                                    By: /s/ DOUGLAS W. SHORENSTEIN
                                       ---------------------------------
                                    Name:  Douglas W. Shorenstein
                                    Title:  Managing Member

                                    BOSTON PROPERTIES LIMITED PARTNERSHIP

                                    By:  Boston Properties, Inc.
                                    Its:  General Partner

                                    By: /s/ ROBERT E. BURKE
                                       ---------------------------------
                                    Name:  Robert E. Burke
                                    Title:  Executive Vice President


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                                    BCI GROWTH V, L.P.

                                    By: /s/ STEPHEN J. ELEY
                                       ---------------------------------
                                    Name:  Stephen J. Eley
                                    Title: Managing Member


                                    BCI INVESTORS, INC.

                                    By: /s/ STEPHEN J. ELEY
                                       ---------------------------------
                                    Name:  Stephen J. Eley
                                    Title: Managing Member


                                    FIRST UNION INVESTORS, INC.

                                    By: /s/ R. WATTS HAMRICK, III
                                       ---------------------------------
                                    Name: R. Watts Hamrick, III
                                    Title: Senior Vice President


                                    TRIZECHAHN CORPORATION

                                    By: /s/ RICHARD J. SCROTS
                                       ---------------------------------
                                    Name:  Richard J. Scrots
                                    Title:  Executive Vice President


                                    VORNADO REALTY L.P


                                    By: Vornado Realty Trust
                                    Its:  General Partner


                                    By: /s/ JOSEPH MACNOW
                                       ---------------------------------
                                    Name:  Joseph Macnow
                                    Title:  Executive Vice President



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                                    TRANSWESTERN COMMERCIAL SERVICES, L.L.C.

                                    By: /s/ RANDALL K. ROWE
                                       ---------------------------------
                                    Name:  Randall K. Rowe
                                    Title:  Chairman

                                    CHASE EQUITY ASSOCIATES, L.P.

                                    By: /s/ MICHAEL R. HANNON
                                       ---------------------------------
                                    Name:    Michael R. Hannon
                                    Title:  General Partner




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                                  SCHEDULE 1

1.       TrizecHahn Corporation
2.       Cornerstone Properties Limited Partnership
3.       EOP Operating Limited Partnership
4.       Boston Properties Limited Partnership
5.       Vornado Realty L.P.
6.       DWS Capital LLC
7.       Transwestern Commercial Services, L.L.C.
8.       Hines ARC Investors Limited Partnership
9.       BCI Growth V, L.P. and BCI Investors, Inc.
10.      Chase Equity Associates, L.P.
11.      First Union Investors, Inc.